Exhibit 99.1

Immunome Reports First Quarter 2022 Financial Results

Exton, PA – May 12, 2022 – Immunome, Inc. (Nasdaq: IMNM), a biopharmaceutical company that utilizes its human memory B cell platform to discover and develop first-in-class antibody therapeutics, today reported financial results for the first quarter ended March 31, 2022 and provided a corporate update.

“We received FDA clearance to proceed with our Phase 1b clinical trial for our three-antibody cocktail, IMM-BCP-01, for the treatment of COVID-19 and patient recruitment efforts are underway. Based on the preclinical data, we believe this therapy can address the ongoing need for a substantial and effective COVID-19 antibody treatment, especially in light of the continued emergence of new variants,” stated Purnanand Sarma, Ph.D., President and CEO of Immunome. “Additionally, we continue to progress IMM-ONC-01, our antibody treatment targeting IL-38, an immune modulator that appears to potently suppress innate immune response, especially in the context of cancer. IL-38 is overexpressed in multiple tumor types with significant unmet need. We are targeting an IND submission in the second half of 2022 and look forward to providing updates as they arise.”

First Quarter and Subsequent Highlights

•	FDA Lifts Clinical Hold on Immunome’s IMM-BCP-01 IND Application for the Treatment of COVID-19. In March 2022, Immunome announced that the U.S. Food and Drug Administration (FDA) has lifted the clinical hold on its Investigational New Drug (IND) application for its antibody cocktail (IMM-BCP-01), for the treatment of SARS-CoV-2 (COVID-19).

•	In Vitro Efficacy of IMM-BCP-01 Against SARS-CoV-2 Omicron Variant in Live Virus Testing. In February 2022, Immunome announced that IMM-BCP-01 demonstrated effective neutralization of the Omicron variant of COVID-19 in in vitro testing. The combination of two antibodies in Immunome’s antibody cocktail, IMM20253/IMM20184, demonstrated neutralization of the Omicron variant within 3.5-fold potency compared to a preclinical version of sotrovimab in a head-to-head test using live virus samples.

Financial Highlights

•	Research and development (R&D) expenses: R&D expenses for the three months ended March 31, 2022 were $8.1 million.

•	General and administrative (G&A) expenses: G&A expenses for the three months ended March 31, 2022 were $3.6 million.

•	Net loss: Net loss for the three months ended 2022 was $11.7 million.

•	Cash and cash equivalents: As of March 31, 2022, cash and cash equivalents totaled $42.9 million.

This investigational work was funded by the U.S. Department of Defense’s (DOD) Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense (JPEO-CBRND) in collaboration with the Defense Health Agency (DHA) (Contract number: W911QY-20-9-0019).

About Immunome

Immunome is a biopharmaceutical company that utilizes its proprietary human memory B cell platform to discover and develop first-in-class antibody therapeutics that are designed to change the way diseases are treated. The company’s initial focus is developing therapeutics to treat oncology and infectious diseases, including COVID-19. Immunome’s proprietary discovery engine identifies novel therapeutic antibodies and their targets by leveraging the highly educated components of the immune system, memory B cells, from patients whose bodies have learned to fight off their disease. For more information, please visit www.immunome.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding Immunome’s beliefs and expectations regarding the advancement of its platform and programs, execution of its regulatory, research, clinical and strategic plans and anticipated upcoming milestones for its platform and programs, including expectations regarding, among other things, the timing and results of its preclinical studies and clinical trials, clinical plans, general regulatory actions, the translation of preclinical data into clinical safety and efficacy, the therapeutic potential and benefits of our product candidates, the possible need and demand for its product candidates and other statements that are not historical fact. Forward-looking statements may be identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “suggest,” “may,” “will,” “could,” “should,” “seek,” “potential” and similar expressions. Forward-looking statements are based on Immunome’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the impact of the COVID-19 pandemic on Immunome’s business, operations, strategy, goals and anticipated milestones; the fact that research and development data are subject to differing interpretations and assessments; Immunome’s ability to execute on its strategy, including with respect to its R&D efforts, IND submissions and other regulatory filings, timing of these filings and the timing and nature of governmental authority feedback regarding the same, initiation and completion of any clinical studies, confirmatory testing and other anticipated milestones as and when anticipated; the effectiveness of Immunome’s product candidates, including the possibility that further preclinical data and any clinical trial data may be inconsistent with the data used for advancing the product candidates and that further variants of concern could emerge; Immunome’s ability to fund operations and raise capital; Immunome’s reliance on vendors; the competitive landscape; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Immunome’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (SEC) on March 28, 2022, and elsewhere in Immunome’s other filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Immunome undertakes no duty to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law. In this press release, we may discuss our current and potential future product candidates that have not yet undergone clinical trials or been approved for marketing by the U.S. Food and Drug Administration or other governmental authority, including expectations about their therapeutic potential and benefits thereof. No representation is made as to the safety or effectiveness of these current or potential future product candidates for the use for which such product candidates are being studied.

IMMUNOME, INC.

Condensed Balance Sheets
(In thousands, except share data)

(unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$42,879	$49,229
Prepaid expenses and other current assets	3,424	7,409
Total current assets	46,303	56,638
Property and equipment, net	753	855
Operating right-of-use asset, net	190	—
Restricted cash	100	100
Deferred offering costs	382	332
Total assets	$47,728	$57,925
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,890	$3,077
Accrued expenses and other current liabilities	5,817	6,651
Total current liabilities	9,707	9,728
Other long-term liabilities	147	12
Total liabilities	$9,854	$9,740
Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued or outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 200,000,000 shares authorized; 12,127,385 and 12,110,373 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	128,631	127,289
Accumulated deficit	(90,758)	(79,105)
Total stockholders’ equity	37,874	48,185
Total liabilities and stockholders’ equity	$47,728	$57,925

IMMUNOME, INC.

Condensed Statements of Operations

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development	$8,078	$1,979
General and administrative	3,576	1,918
Total operating expenses	11,654	3,897
Loss from operations	(11,654)	(3,897)
Interest income (expense), net	1	(1)
Net loss	$(11,653)	$(3,898)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.96)	$(0.37)
Weighted-average common shares outstanding, basic and diluted	12,122,903	10,640,870

Immunome Contact

Corleen Roche

Chief Financial Officer

Immunome, Inc.

investors@immunome.com

Investor Contact

Laurence Watts Managing Director

Gilmartin, LLC

laurence@gilmartinir.com